ROYALTY AGREEMENT

     THIS ROYALTY AGREEMENT ("Agreement") is made and entered into as of this 1st day of June, 2005 (the "Effective Date"), by and between Landbank, LLC and its successors ("Landbank"), and Jeff Paul, LLC a California limited liability company ("GRANTOR"), with reference to the following facts:

     A. GRANTOR is an affiliate of Landbank through common indirect ownership.

     B. GRANTOR engages in direct-response marketing.

     C. Landbank are in the business of acquiring parcels of land "in bulk" and reselling this land as individual parcels.

     C. Landbank desires to acquire from GRANTOR, and GRANTOR desires to provide to Landbank, on the terms and conditions set forth herein, access to certain leads generated by GRANTOR as a result of its marketing activities ("Leads").

     NOW, THEREFORE, in consideration of the mutual representations, covenants and warranties contained herein and such other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Definitions.
        ------------

     1.1 "Gross Profits" means the total sales price paid, minus the Initial Acquisition Cost, commissions, merchant fees, deed processing costs and returns. "Returns" refer to sales, which sales are refunded in full within the designated refund period.

     1.2 "Initial Acquisition Cost" means the aggregate of the purchase price and all closing and other direct costs incurred and paid by Landbank in connection with the initial acquisition of a property, including, without limitation, reasonable attorneys' fees, and the cost of any surveys, inspections or other due diligence on the property, but excluding any taxes. In the event the property consists of a subdivided portion of initially acquired property, for purposes of determining Initial Acquisition Costs, the purchase price shall be determined on a pro rata per acre basis.

     1.3 "Lead" is defined in the preamble to this Agreement.

     1.4 "Bona Fide Lead" means the name and contact information of a person that has actually purchased (and not returned) products sold by GRANTOR.

     1.5 "Term" is defined in Section 5.1.

     2. Grant of Rights.
        ----------------

     2.1 GRANTOR hereby agrees to provide Landbank, on the terms and conditions of this Agreement, the right during the Term to use the information from
GRANTOR's Leads for the purpose of marketing, selling and distributing Landbank's products and services. No right to license or sublicense the Leads or the information contained therein is granted by GRANTOR to Landbank.

     3. Royalties.
        ----------

     3.1 In consideration for the rights and privileges granted hereunder, Landbank shall pay to GRANTOR in the manner hereinafter provided, a royalty payment equal to 35% of Gross Profits generated by Landbank from sales to GRANTOR Leads.

     3.2 Royalties shall be paid monthly for all sales completed during the quarter, within fifteen (15) days of the end of each month.

     3.3 All payments herein shall be in U.S. dollars by check or wire transfer to GRANTOR's designated bank account. Any royalties remaining unpaid more than fifteen (15) days after the end of the month for which such royalties are due shall thereafter bear interest at a monthly rate of 1.5%.

     4. Reports and Records.
        --------------------

     4.1 Landbank shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amount payable to GRANTOR by Landbank by way of royalties. Said books shall be kept at Landbank's principal place of business, and shall be retained for a period of five (5) years following the end of the calendar year to which they pertain.

     4.2 GRANTOR shall have the right, not more than once every calendar year, upon reasonable notice, to conduct an audit of said books and records for the purpose of verifying Landbank's royalty statement. The fees and expenses of any such audit shall be borne by GRANTOR. However, if a deficiency in royalties of more than 5% of the total royalties due in any calendar year is discovered, then Landbank shall be responsible for reimbursing to GRANTOR the reasonable costs of such audit.

     4.3 Landbank shall, within thirty (30) days after the end of each calendar quarter, deliver to GRANTOR true and accurate reports, giving such particulars of the business conducted by Landbank during the preceding three-month period as shall be pertinent to the royalty accounting under this Agreement.

     5. Term and Termination
        --------------------

     5.1 The term of this Agreement (the "Term") shall commence on the Effective Date, and shall expire on the tenth anniversary thereof, unless earlier terminated hereunder. Unless either party elects in writing at least thirty (30) days prior to the expiration of the then current Term, this Agreement shall continue for successive one (1) year Terms.

     5.2 If Landbank shall become bankrupt or insolvent, or shall file a petition in bankruptcy, or if the business of Landbank shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by voluntary act of Landbank or otherwise, this Agreement shall automatically terminate, to the extent permitted under applicable and prevailing law.

     5.3 Upon any material breach of this Agreement by Landbank, GRANTOR shall have the right to terminate this Agreement and the rights and privileges granted hereunder upon thirty (30) days written notice, unless Landbank shall have cured any such breach prior to the expiration of said thirty (30) days.

     5.4 Landbank shall have the right to terminate this Agreement at any time upon sixty (60) days written notice, at any time after the 5th anniversary of the date hereof.

     5.5 Upon termination or expiration of this Agreement, neither party shall have any further rights or obligations hereunder, provided that GRANTOR shall be entitled to receive any accrued and unpaid royalties through the date of termination, and provided further that nothing herein shall be construed to release either party from any willful breach of this Agreement prior to the date of termination.

     6. Assignment.
        -----------

     Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, provided, however, that Landbank may assign its rights, together with its obligations, under this Agreement in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of Landbank, whether by merger, purchase of stock or assets or otherwise, without any further action on the part of either party. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the parties.

     7. Miscellaneous.
        --------------

     7.1. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed entirely in California.

     7.2. Captions. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement or define, limit or extend the scope of this Agreement or of any particular article or paragraph of this Agreement. Masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the other(s) whenever the context so indicates or requires.

     7.3. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement, and supersedes any and all prior agreements, arrangements and understandings, written or oral, between the parties relating to the subject matter, including without limitation any Prior Agreement.

     7.4. No Other Representation. No representation, promise, inducement or statement of intention has been made by a party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. GRANTOR represents and warrants to Landbank that GRANTOR's execution and performance of this Agreement shall not violate any other agreement or other requirements to which GRANTOR is subject.

     7.5 Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms, conditions or covenants of this Agreement may be waived, only by a written instrument executed by the parties to this Agreement. The failure of a party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth against their respective signatures.

                                     Landbank:

                                          Landbank, LLC,
                                          a California limited liability company


                                          /s/ Gary Hewitt
                                          ----------------
                                          By: Gary Hewitt
                                          Its:     Member


                                          /s/ Doug Gravink
                                          ----------------
                                          By: Doug Gravink
                                          Its:     Member

                                     GRANTOR:

                                          Jeff Paul, LLC


                                          By: Family Products, LLC
                                          Its: Sole Member

                                          By: Gary Hewitt

                                          By:      Member

In the case of assignment by Landbank pursuant to Section 6:

Acknowledged and agreed:

As of:  January 26, 2006 (effective date of assignment)
        ----------------



By:     Assignee


        Landbank Group, Inc., a Delaware corporation
        --------------------------------------------


        By:     /s/ Gary Hewitt
                ---------------

        Name:   Gary Hewitt
                -----------

        Title:  President
                ---------